UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011 (May 16, 2011)

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 12, 2011, Energy XXI (Bermuda) Limited (the “Company”) issued 215,033 shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”), to a holder of the Company’s 5.625% Convertible Perpetual Preferred Stock, par value $0.001 per share (the “5.625% Preferred Stock”), in exchange for 20,000 shares of 5.625% Preferred Stock. The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act.

On May 19, 2011, the Company issued 825,995 shares of the Company’s Common Stock to a holder of the Company’s 7.25% Convertible Perpetual Preferred Stock, par value $0.001 per share (the “7.25% Preferred Stock”), in exchange for 88,500 shares of 7.25% Preferred Stock. The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

Item 7.01 – Regulation FD Disclosure.

On May 19, 2011, the Company issued a press release, which announced the closing of an exchange agreement with a holder of the Company’s 7.25% Preferred Stock to issue shares of the Company’s common stock. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Other Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Energy XXI (Bermuda) Limited, dated May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited
By:	/s/ West Griffin
Name:	West Griffin
Title:	Chief Financial Officer

Date: May 19, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Energy XXI (Bermuda) Limited, dated May 19, 2011.